Report of Independent Registered Public Accounting Firm

The Board of Directors
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.
Sit Mutual Funds, Inc.

In planning and performing our audits of the financial statements of Sit Large Cap Growth Fund, Inc., Sit Mid Cap Growth Fund, Inc., Sit
Balanced Fund (a series of Sit Mutual Funds, Inc.), Sit International
Growth Fund (a series of Sit Mutual Funds, Inc.), Sit Small Cap Growth
Fund (a series of Sit Mutual Funds, Inc.), Sit Science and Technology
Growth Fund (a series of Sit Mutual Funds, Inc.), Sit Dividend Growth
Fund (a series of Sit Mutual Funds, Inc.), and Sit Developing Markets
Growth Fund (a series of Sit Mutual Funds, Inc.) for the year ended June
30, 2005, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of Sit Mutual Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles.
Those controls include the safeguarding of assets against
unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting Oversight
Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted
no matters involving internal control and its operation,
including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2005.
This report is intended solely for the information and use of management, the Board of Directors, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ KPMG LLP
Minneapolis, Minnesota
August 16, 2005